As filed with the Securities and Exchange Commission on November 30, 2023.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
PROOF ACQUISITION CORP I
(Exact Name of Registrant as Specified in Its Charter)
Delaware	6770	86-2707040
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
11911 Freedom Drive, Suite 1080
Reston, VA 20190
(571) 310-4949
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
John C. Backus, Jr.
Chief Executive Officer
11911 Freedom Drive, Suite 1080
Reston, VA 20190
(571) 310-4949
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Copies to:
Scott D. Fisher Steptoe & Johnson LLP 1114 Avenue of the Americas New York, NY 10036 (212) 506-3900	Jennifer Liotta General Counsel Volato, Inc. 1954 Airport Road, Suite 124 Chamblee, GA 30341 (904) 539-7404	F. Reid Avett Damian C. Georgino Womble Bond Dickinson (US) LLP 2001 K Street, NW, Ste. 400 South Washington, DC 20016 (202) 857-4425
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-274082
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐
The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Registration Statement on Form S-4 is being filed with respect to the registration of the issuance of an additional 1,050,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of PROOF Acquisition Corp I, a Delaware corporation (the “Registrant”), to certain stockholders of Volato, Inc., a Georgia corporation (“Volato”), immediately preceding the consummation of the business combination contemplated by the Business Combination Agreement, dated as of August 1, 2023, entered into by the Registrant, PACI Merger Sub, Inc., a Delaware corporation and Volato, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction K to Form S-4.
This Registration Statement relates to the Registrant’s Registration Statement on Form S-4 (File No. 333-274082) (the “Prior Registration Statement”), initially filed by the Registrant on August 18, 2023 and declared effective by the Securities and Exchange Commission (the “Commission”) on November 13, 2023. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
(a)
Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-4 (File No. 333-274082) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Steptoe & Johnson LLP with respect to the legality of the securities being registered
23.1	Consent of Marcum LLP
23.2	Consent of Rose, Snyder & Jacobs LLP
23.3	Consent of Steptoe & Johnson LLP (contained in its opinion filed as Exhibit 5.1 hereto)
99.1	Consent of LSH Partners Securities LLC
107	Filing Fee Table
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alexandra, Virginia on November 30, 2023.
PROOF ACQUISITION CORP I

By:	/s/ John C. Backus, Jr.
	Name:	John C. Backus, Jr.
	Title:	Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ John C. Backus, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2023
John C. Backus, Jr.

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 30, 2023
Steven P. Mullins

*	Director	November 30, 2023
Peter C. Harrison

*	Director	November 30, 2023
Coleman Andrews

*	Director	November 30, 2023
Mark Lerdal

*	Director	November 30, 2023
Lisa Suennen
* By:	/s/ John C. Backus, Jr.
John C. Backus, Jr.
Attorney-in-Fact
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